Exhibit 99.1

WhiteHorse Finance, Inc. Announces Third Quarter 2018 Earnings Results

NEW YORK, NY, November 6, 2018 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the “Company”) (NASDAQ: WHF) today announced its financial results for the quarter ended September 30, 2018.

Third Quarter 2018 Summary Highlights

•	Net Asset Value of $317.7 million, or $15.46 per share
•	New investments of $18.4 million and add-on investments of $10.5 million
•	Net investment income of $3.8 million, or $0.184 per share
•	Core net investment income of $7.2 million, or $0.349 per share(1)
•	Third quarter distribution of $0.355 per share
•	Creation of a tiered management fee structure which reduces base management fees from an annual rate of 2.0% to 1.25% for gross assets in excess of 1.0x debt-to-equity.
•	Waiver of management fees with respect to cash and cash equivalents and restricted cash and cash equivalents for the third and fourth quarters of 2018 as well as for the first quarter of 2019.

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding (i) the net impact of costs associated with the refinancing of the Company’s indebtedness, (ii) the accrual of the capital gains incentive fee attributable to net realized and unrealized gains and losses, and (iii) any excise or other income taxes related to such net realized gains and losses. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Additional information on core net investment income and a reconciliation of core net investment income to its most directly comparable GAAP financial measure, net investment income, are set forth in Schedule 1 hereto.

Stuart Aronson, WhiteHorse Finance’s Chief Executive Officer commented, “Our third quarter results featured another strong increase in NAV, driven by a second markup on our position in Aretec to its closing sales price and two new originations. Our credit portfolio is now comprised of almost 75 percent first-lien, senior secured loans, and our weighted-average effective yield has remained at or near 12 percent. Our pipeline remains strong and our disciplined approach to sourcing remains a constant, as does our focus on earning our dividend on an annualized basis.” Mr. Aronson continued, “Further, we believe the announced changes to our fee structure more closely align the incentives of our manager with the interests of our shareholders and reflect our confidence in the strength of our business.”

Portfolio and Investment Activity

As of September 30, 2018, the fair value of WhiteHorse Finance’s investment portfolio was $509.6 million, compared with $511.4 million as of June 30, 2018. The portfolio at September 30, 2018 consisted of 49 positions across 36 companies with an average investment size of $10.4 million and a weighted average effective yield on income-producing investments of 11.9%. The majority of the portfolio was comprised of senior secured loans, and these loans were substantially all variable-rate investments (primarily indexed to LIBOR), which should continue to position the portfolio well for a rising interest rate environment.

During the three months ended September 30, 2018, WhiteHorse Finance made investments in two new portfolio companies totaling $18.4 million. Also, the Company invested $10.5 million in existing portfolio companies exclusive of refinancing. Gross proceeds from sales and repayments totaled $38.9 million for the quarter primarily driven by full repayment on two positions. In addition, WhiteHorse Finance refinanced its second lien investment in Golden Pear Funding into a new second lien loan, reducing the Company’s position by $7.8 million (after taking into account refinancing proceeds of $25.0 million). The Company remained highly selective in deploying new investments.

Results of Operations

For the three months ended September 30, 2018, net investment income was $3.8 million, compared with $5.9 million for the same period in the prior year, representing a decrease of approximately 36.5%. For the three months ended September 30, 2018, core net investment income, a non-GAAP financial measure that excludes capital gains incentive fee accruals, excise or other income taxes related to net realized gains and losses, and the associated costs of refinancing the Company’s indebtedness, was $7.2 million, compared with $5.9 million for the same period in the prior year, representing an increase of approximately 20.6%. The decrease in net investment income compared to the same period in the prior year was primarily due to the $3.1 million accrual for capital gains incentive fee along with approximately $0.3 million of accelerated amortization of deferred financing costs relating to the Company’s refinancing of its 6.5% senior notes due 2020 in the current period, partially offset by an increase of approximately $1.6 million in interest income primarily from higher interest rates in the current period.

For the three months ended September 30, 2018, WhiteHorse Finance reported net realized and unrealized gains on investments of $15.7 million. This compares with realized and unrealized gains on investments of $3.1 million for the three months ended September 30, 2017. The increase in net realized and unrealized gains on investments was primarily attributable to the unrealized appreciation in the Company’s equity investment in Aretec Group, Inc. as well as other favorable fair value adjustments on an aggregate basis.

WhiteHorse Finance reported a net increase in net assets of $19.5 million for the three months ended September 30, 2018, which compares with a net increase of $9.1 million for the three months ended September 30, 2017.

WhiteHorse Finance’s net asset value was $317.7 million, or $15.46 per share, as of September 30, 2018, as compared with $305.3 million, or $14.87 per share, reported as of June 30, 2018.

Liquidity and Capital Resources

As of September 30, 2018, WhiteHorse Finance had cash and cash equivalents of $26.6 million, as compared with $18.6 million as of June 30, 2018, inclusive of restricted cash. As of September 30, 2018, the Company had $31.5 million of undrawn capacity under its revolving credit facility.

Distributions

On September 7, 2018, the Company declared a distribution of $0.355 per share for the quarter ended September 30, 2018, consistent for the twenty-fourth consecutive quarter since the Company’s IPO. The distribution was paid on October 3, 2018 to stockholders of record as of September 18, 2018.

Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company's periodic reports filed with the Securities and Exchange Commission.

Changes to Base Management Fees

On November 1, 2018, the Company’s board of directors approved an amended and restated investment advisory agreement (the “Investment Advisory Agreement”). The Investment Advisory Agreement reduces the base management fee on gross assets in excess of 1.0x debt to equity. Effective November 1, 2018, the base management fee is calculated at an annual rate of 2.0% of gross assets (including cash and cash equivalents and assets purchased with borrowed funds) up to 1.0x debt-to-equity and reduced to 1.25% of gross assets (including cash and cash equivalents and assets purchased with borrowed funds) in excess of 1.0x debt-to-equity.

In addition, given the expected elevated cash levels from the proceeds of the Aretec sale, H.I.G. WhiteHorse Advisers, LLC has agreed to waive management fees with respect to cash and cash equivalents and restricted cash and cash equivalents for the third and fourth quarters of 2018 as well as for the first quarter of 2019.

Recent Developments

The Company is exploring the formation of a joint venture with an experienced institutional investor to invest in senior secured credit assets that would be sourced through the H.I.G. sourcing infrastructure. Given the early stage of development, there is no assurance that the Company will ultimately form the joint venture.

Conference Call

WhiteHorse Finance will host a conference call to discuss its third quarter at 10:00 am ET on Tuesday, November 6, 2018. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID #9978567. Investors may also access the call on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

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If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through November 13, 2018. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering ID #9978567. A webcast replay will also be available on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

About WhiteHorse Finance, Inc.

WhiteHorse Finance is a business development company that originates and invests in loans to privately held, lower middle market companies across a broad range of industries. The Company's investment activities are managed by H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, LLC, (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager with $28 billion of capital under management(2) across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

(2) Based on total capital commitments managed by H.I.G. Capital and affiliates.

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SCHEDULE 1

As a supplement to GAAP financial measures, the Company has provided information relating to core net investment income, which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income determined in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Core net investment income represents net investment income adjusted to exclude the net impact of costs associated with the refinancing of the Company’s indebtedness, the accrual of the capital gains incentive fee attributable to net realized and unrealized gains and losses, and any excise or other income taxes related to such net realized gains and losses. There were no excise or other income taxes related to net realized gains and losses for the quarters ended September 30, 2018 and September 30, 2017, respectively. Additionally, the Company did not refinance any of its indebtedness nor did the Company recognize any capital gains incentive fees for the quarter ended September 30, 2017.

The following table provides a reconciliation of net investment income to core net investment income for the three months ended September 30, 2018 and September 30, 2017 (in thousands, except per share data):

	September 30, 2018		September 30, 2017
	Amount	Per Share Amounts	Amount	Per Share Amounts
Net investment income	$3,777	$0.184	$5,950	$0.290
Net impact of costs associated with refinancing of indebtedness	259	0.012	-	-
Accrual for capital gains incentive fee	3,137	0.153	-	-
Excise tax expense related to net realized gains and losses	-	-	-	-
Core net investment income	$7,173	$0.349	$5,950	$0.290

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WhiteHorse Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	September 30, 2018	December 31, 2017
	(Unaudited)
Assets
Investments, at fair value
Non-controlled/non-affiliate company investments	$435,932	$404,434
Non-controlled affiliate company investments	73,688	36,246
Total investments, at fair value (amortized cost $482,145 and $448,522, respectively)	509,620	440,680
Cash and cash equivalents	11,481	35,219
Restricted cash and cash equivalents	15,116	3,717
Interest receivable	4,506	4,947
Receivables from investments sold	599	783
Prepaid expenses and other receivables	521	185
Total assets	$541,843	$485,531

Liabilities
Debt	$195,708	$182,122
Distributions payable	7,294	7,289
Management and incentive fees payable	11,724	7,848
Payables for investments purchased	7,780	-
Accounts payable and accrued expenses	742	701
Interest payable	899	527
Advances received from unfunded credit facilities	42	92
Total liabilities	224,189	198,579

Commitments and contingencies

Net assets
Common stock, 20,546,032 and 20,531,948 shares issued and outstanding, par value $0.001 per share, respectively, and 100,000,000 authorized	21	20
Paid-in capital in excess of par	302,498	302,292
Accumulated overdistributed net investment income	(11,696)	(6,784)
Accumulated net realized losses on investments	(644)	(734)
Accumulated net unrealized appreciation (depreciation) on investments	27,475	(7,842)
Total net assets	317,654	286,952
Total liabilities and total net assets	$541,843	$485,531

Number of shares outstanding	20,546,032	20,531,948
Net asset value per share	$15.46	$13.98

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WhiteHorse Finance, Inc.

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Investment income
From non-controlled/non-affiliate company investments
Interest income	$13,843	$12,235	$40,871	$36,830
Fee income	875	161	3,855	1,986
From non-controlled affiliate company investments
Dividend income	600	628	1,851	2,068
Total investment income	15,318	13,024	46,577	40,884

Expenses
Interest expense	3,283	2,379	8,649	7,382
Base management fees	2,761	2,481	7,813	7,133
Performance-based incentive fees	4,865	1,487	10,900	4,852
Administrative service fees	175	246	525	538
General and administrative expenses	572	481	1,843	1,571
Total expenses, before fees waived	11,656	7,074	29,730	21,476
Base management fees waived	(115)	-	(115)	-
Total expenses, net of fees waived	11,541	7,074	29,615	21,476
Net investment income	3,777	5,950	16,962	19,408

Realized and unrealized gains (losses) on investments
Net realized gains
Non-controlled/non-affiliate company investments	17	133	90	156
Net realized gains	17	133	90	156
Net change in unrealized appreciation (depreciation)
Non-controlled/non-affiliate company investments	(1,164)	1,390	(2,125)	2,323
Non-controlled affiliate company investments	16,832	1,583	37,442	4,073
Net change in unrealized appreciation	15,668	2,973	35,317	6,396
Net realized and unrealized gains on investments	15,685	3,106	35,407	6,552
Net increase in net assets resulting from operations	$19,462	$9,056	$52,369	$25,960

Per Common Share Data
Basic and diluted earnings per common share	$0.95	$0.45	$2.55	$1.36
Dividends and distributions declared per common share	$0.36	$0.36	$1.07	$1.07
Basic and diluted weighted average common shares outstanding	20,545,726	20,518,104	20,536,591	19,062,764

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited)

September 30, 2018
(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
North America
Debt Investments
Advertising
Fluent, LLC
First Lien Secured Term Loan	L+ 7.00%	9.24%	03/26/18	03/27/23	11,593	$11,593	$11,593	3.65%
	(0.50% Floor)
Outcome Health
First Lien Secured Term Loan	L+ 9.50%	11.94%	12/22/16	12/22/21	10,267	9,615	8,639	2.72
	(1.00% Floor)	(3.00% PIK)
					21,860	21,208	20,232	6.37
Automotive Retail
Team Car Care Holdings, LLC
First Lien Secured Term Loan(12)	base rate+ 7.99%	10.26%	02/26/18	02/23/23	17,299	16,956	16,989	5.35
	(1.00% Floor)
Broadcasting
Alpha Media, LLC
First Lien Secured Term Loan	L+ 6.00%	8.20%	08/14/18	02/25/22	11,163	10,798	10,768	3.39
	(1.00% Floor)
Multicultural Radio Broadcasting, Inc.
First Lien Secured Term Loan	L+ 8.00%	10.24%	12/28/17	12/28/22	18,471	18,157	18,323	5.77
	(1.00% Floor)
Rural Media Group, Inc.
First Lien Secured Term Loan	L+ 7.86%	10.20%	12/29/17	12/29/22	7,044	6,925	6,903	2.17
	(1.00% Floor)
					36,678	35,880	35,994	11.33
Cable & Satellite
Bulk Midco, LLC
First Lien Secured Term Loan	L+ 7.35%	9.68%	06/08/18	06/08/23	15,000	14,789	14,792	4.66
	(1.00% Floor)

Data Processing & Outsourced Services
FPT Operating Company, LLC/
TLabs Operating Company, LLC
First Lien Secured Term Loan	L+ 8.25%	10.35%	12/23/16	12/23/21	25,559	25,232	24,858	7.83
	(1.00% Floor)
Department Stores
Mills Fleet Farm Group, LLC
Second Lien Secured Term Loan	L+ 9.75%	11.99%	02/26/16	02/26/23	7,146	7,054	7,146	2.25
	(1.00% Floor)
Diversified Support Services
Account Control Technology Holdings, Inc.
First Lien Secured Term Loan	L+ 8.75%	11.09%	04/28/17	04/28/22	6,413	6,281	6,370	2.01
	(1.00% Floor)
ImageOne Industries, LLC
First Lien Secured Term Loan	L+ 7.50%	9.74%	01/11/18	01/11/23	7,321	7,196	7,102	2.24
	(1.00% Floor)
					13,734	13,477	13,472	4.25
Environmental & Facilities Services
Montrose Environmental Group, Inc.
Second Lien Secured Term Loan	L+ 9.50%	11.74%	09/29/17	09/30/20	8,500	8,387	8,500	2.68
	(1.00% Floor)

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

September 30, 2018
(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
Food Retail
AG Kings Holdings, Inc.
First Lien Secured Term Loan	L+ 9.95%	12.34%	08/10/16	08/10/21	13,031	$12,709	$11,988	3.77%
	(1.00% Floor)
Crews of California, Inc.
First Lien Secured Term Loan	L+ 11.00%	13.13%	11/20/14	11/20/19	10,607	10,561	10,501	3.31
	(1.00% Floor)	(1.00% PIK)
First Lien Secured Revolving Loan	L+ 11.00%	13.13%	06/05/15	11/20/19	5,158	5,128	5,107	1.61
	(1.00% Floor)	(1.00% PIK)
First Lien Secured Delayed Draw Loan	L+ 11.00%	13.13%	03/27/15	11/20/19	3,046	3,030	3,016	0.95
	(1.00% Floor)	(1.00% PIK)
					31,842	31,428	30,612	9.64
Health Care Facilities
Grupo HIMA San Pablo, Inc.
First Lien Secured Term Loan	L+ 9.00%	11.34%	04/01/18	05/31/19	14,250	14,250	11,229	3.53
	(1.50% Floor)
Second Lien Secured Term Loan(8)	N/A	15.75%	02/01/13	07/31/18	1,028	1,024	103	0.03
		(2.00% PIK)
					15,278	15,274	11,332	3.56
Health Care Services
PMA Holdco, LLC
First Lien Secured Term Loan	L+ 7.50%	9.89%	06/28/18	06/28/23	14,969	14,667	14,684	4.62
	(1.00% Floor)
Internet Retail
Clarus Commerce, LLC
First Lien Secured Term Loan	L+ 8.56%	10.81%	03/09/18	03/09/23	17,100	16,919	16,903	5.32
	(1.00% Floor)
Internet Software & Services
London Trust Media Incorporated
First Lien Secured Term Loan	L+ 8.00%	10.34%	02/01/18	02/01/23	11,069	10,925	10,913	3.44
	(1.00% Floor)
StackPath, LLC & Highwinds Capital, Inc.
Second Lien Secured Term Loan	L+ 9.50%	12.01%	02/03/17	02/02/24	18,000	17,657	17,820	5.61
	(1.00% Floor)
					29,069	28,582	28,733	9.05
Investment Banking & Brokerage
JVMC Holdings Corp. (f/k/a RJO Holdings Corp)
First Lien First Out Secured Term Loan	L+ 8.02%	10.26%	05/05/17	05/05/22	12,656	12,452	12,656	3.98
	(1.00% Floor)

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

September 30, 2018
(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
First Lien Last Out Secured Term Loan	L+ 12.00%	14.24%	05/05/17	05/05/22	4,688	$4,612	$4,688	1.48%
	(1.00% Floor)
					17,344	17,064	17,344	5.46
IT Consulting & Other Services
AST-Applications Software Technology LLC
First Lien Secured Term Loan	L+ 8.00%	10.24%	01/10/17	01/10/23	4,203	4,133	4,077	1.28
	(1.00% Floor)	(1.00% PIK)
Leisure Facilities
Planet Fit Indy 10 LLC
First Lien Incremental Term Loan	L+ 7.25%	9.59%	11/30/17	03/07/22	9,915	9,747	9,915	3.12
	(1.00% Floor)
First Lien Initial Delayed Draw Loan	L+ 7.25%	9.58%	11/30/17	03/07/22	6,183	6,162	6,183	1.95
	(1.00% Floor)
First Lien Initial Term Loan	L+ 7.25%	9.57%	11/30/17	03/07/22	131	130	131	0.04
	(1.00% Floor)
Lift Brands, Inc.
First Lien Secured Term Loan	L+ 7.00%	9.39%	04/16/18	04/16/23	10,885	10,678	10,670	3.36
	(1.00% Floor)
First Lien Secured Revolving Loan(7)	L+ 7.00%	9.09%	04/16/18	04/16/23	-	-	-	-
	(1.00% Floor)
Honors Holdings, LLC
First Lien Secured Term Loan	L+ 8.94%	11.28%	07/17/18	07/17/23	7,500	7,392	7,377	2.32

					34,614	34,109	34,276	10.79
Oil & Gas Exploration & Production
Caelus Energy Alaska O3, LLC
Second Lien Secured Term Loan	L+ 7.50%	9.84%	04/04/14	04/15/20	13,000	12,952	11,931	3.76
	(1.25% Floor)
Other Diversified Financial Services
Sigue Corporation(4)
Second Lien Secured Term Loan	L+ 12.00%	14.39%	12/27/13	12/27/18	25,000	24,976	24,575	7.74
	(1.00% Floor)
Packaged Foods & Meats
Lenny & Larry's, LLC
First Lien Secured Term Loan	L+ 6.86%	9.02%	05/15/18	05/15/23	13,496	13,247	13,226	4.16
	(1.00% Floor)

9

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

September 30, 2018

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
Research & Consulting Services
Nelson Worldwide, LLC
First Lien Secured Term Loan	L+ 8.00%	10.49%	01/09/18	01/09/23	17,622	$17,245	$17,128	5.39%
	(1.00% Floor)
First Lien Secured Revolving Loan(7)	L+ 8.00%	10.48%	01/09/18	01/09/23	1,234	1,208	1,191	0.37
	(1.00% Floor)
					18,856	18,453	18,319	5.76
Security & Alarm Services
SecurAmerica, LLC
First Lien Secured Term Loan	L+ 9.00%	11.31%	11/17/17	11/17/22	11,320	11,086	11,301	3.56
	(1.00% Floor)
Specialized Finance
Golden Pear Funding Assetco, LLC(5)
Second Lien Secured Term Loan	L+ 10.50%	12.67%	09/20/18	03/20/24	17,500	17,152	17,150	5.40
	(1.00% Floor)
Oasis Legal Finance, LLC(5)
Second Lien Secured Term Loan	L+ 10.75%	12.85%	09/09/16	03/09/22	20,000	19,750	20,000	6.30
	(1.00% Floor)
					37,500	36,902	37,150	11.70
Technology Hardware, Storage & Peripherals
Source Code Midco, LLC
First Lien Secured Term Loan	L+ 8.75%	11.09%	05/04/18	05/04/23	14,545	14,212	14,218	4.48
	(1.00% Floor)

Trucking
Sunteck / TTS Holdings, LLC
Second Lien Secured Term Loan	L+ 9.00%	11.33%	12/15/16	06/15/22	3,500	3,459	3,500	1.10
	(1.00% Floor)
Total Debt Investments					447,412	440,446	434,164	136.70

Equity Investments
Advertising
Fluent, Inc. (f/k/a Cogint, Inc.)(4)(9)	N/A	N/A	11/28/17	12/08/25	187	560	383	0.12

Food Retail
Crews of California, Inc. Warrants (4)	N/A	N/A	11/20/14	12/31/24	-	-	6	-
Nicholas & Associates, LLC Warrants(4)	N/A	N/A	11/20/14	12/31/24	2	-	130	0.04
Pinnacle Management Group, LLC Warrants(4)	N/A	N/A	11/20/14	12/31/24	2	-	130	0.04
RC3 Enterprises, LLC Warrants(4)	N/A	N/A	11/20/14	12/31/24	2		130	0.04
					6		396	0.12

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

September 30, 2018

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
Health Care Services
PMA Holdco, LLC Warrants(4)	N/A	N/A	06/28/18	N/A	8	$-	$358	0.11%

Other Diversified Financial Services
Aretec Group, Inc. (4)(5)(6)	N/A	N/A	03/21/14	N/A	536	20,692	53,817	16.94

RCS Creditor Trust Class B Units(4)(6)	N/A	N/A	10/01/17	N/A	143	-	535	0.17

SFS Global Holding Company Warrants(4)	N/A	N/A	06/28/18	N/A	-	-	-	-

Sigue Corporation Warrants(4)	N/A	N/A	06/28/18	N/A	6	327	533	0.17
					685	21,019	54,885	17.28
Specialized Finance
NMFC Senior Loan Program I LLC Units (4)(5)(6)	N/A	N/A	06/13/14	06/13/20	20,000	20,120	19,334	6.09

Trucking
Fox Rent A Car, Inc. Warrants(4)	N/A	N/A	10/26/16	N/A	-	-	100	0.03

Total Equity Investments					20,886	41,699	75,456	23.75

Total Investments					468,298	$482,145	$509,620	160.45%

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

September 30, 2018

(in thousands)

(1) Except as otherwise noted, all investments are non-controlled/non-affiliate investments as defined by the Investment Company Act of 1940, as amended (the “1940 Act”), and provide collateral for the Company’s credit facility.

(2) The investments bear interest at a rate that may be determined by reference to the London Interbank Offered Rate (“LIBOR” or “L”), which resets monthly, quarterly or semiannually, or the U.S. Prime Rate as published by the Wall Street Journal (“Prime” or “P”). The one, three and six-month LIBOR were 2.3%, 2.4% and 2.6%, respectively, as of September 30, 2018. The Prime was 5.25% as of September 30, 2018.

(3) The interest rate is the “all-in-rate” including the current index and spread, the fixed rate, and the payment-in-kind (“PIK”) interest rate, as the case may be.

(4) The investment or a portion of the investment does not provide collateral for the Company’s credit facility.

(5) Not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of total assets. Qualifying assets represented 80%, of total assets as of the date of the consolidated schedule of investments.

(6) Investment is a non-controlled/affiliate investment as defined by the 1940 Act.

(7) The investment has an unfunded commitment in addition to any amounts presented in the consolidated schedule of investments as of September 30, 2018.

(8) The investment is on non-accrual status.

(9) The fair value of the investment was determined using observable inputs. There are no legal restrictions on sales of the investment.

(10) Except as otherwise noted, all of the Company’s portfolio company investments, which as of the date of the consolidated schedule of investments represented 160% of the Company’s net assets or 94% of the Company’s total assets, are subject to legal restrictions on sales.

(11) Except as otherwise noted, the fair value of each investment was determined using significant unobservable inputs.

(12) The investment was comprised of two contracts, which were indexed to different base rates, L and P, respectively. The Spread Above Index and Interest Rate presented represent the weighted average of both contracts.

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Contacts

WhiteHorse Finance, Inc.

Stuart Aronson, 212-506-0500

saronson@higwhitehorse.com

or

WhiteHorse Finance, Inc.

Edward J. Giordano, 305-379-2322

egiordano@higwhitehorse.com

or

Prosek Partners

Sean Silva, 646-493-9632

ssilva@prosek.com

Source: WhiteHorse Finance, Inc.

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